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                                                                     EXHIBIT 3.1

                                   FORM OF
           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                        NATURAL NUTRITION GROUP, INC.

  (originally incorporated as Intrepid Food Holdings, Inc. on October 2, 1995)

         Natural Nutrition Group, Inc. (f/k/a Intrepid Food Holdings, Inc.) (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), does hereby certify:

         I. That the Board of Directors of the Corporation adopted a resolution setting forth the Second Amended and Restated Certificate of Incorporation set forth below, declaring its adoption advisable and submitting it to the stockholders entitled to vote in respect thereof for their consideration.

         II. That by written consent executed in accordance with Section 228 of the Law, the holders of a majority of the outstanding stock entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, have voted in favor of the adoption of the Second Amended and Restated Certificate of Incorporation set forth below. In accordance with Section 228 of the Law, written notice of such action has been given to stockholders who did not execute the written consent.

         III. That the Second Amended and Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted and approved in accordance with Sections 242 and 245 of the Law:

                                    ARTICLE I

         The name of the corporation is Natural Nutrition Group, Inc. (the "CORPORATION").


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Corporation.


                                   ARTICLE III

         The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Law").


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                                   ARTICLE IV

         A.       Capital Stock.

                  1.       Authorized Stock.

         Immediately prior to the filing of this Second Amended and Restated Certificate of Incorporation, the total numbers of shares of capital stock of all classes which the Corporation had authority to issue was 65,000 shares, including (i) 40,000 shares of Common Stock, par value $0.001 per share ("Old Common Stock"), and (ii) 35,000 shares of Preferred Stock, par value $0.001 per share ("Old Preferred Stock"). 35,000 of the shares designated "Old Preferred Stock" were of a series designated "Series A Preferred Stock." Effective upon the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:


                                       NUMBER OF
                                        SHARES                   PAR VALUE
        CLASS                         AUTHORIZED                 PER SHARE
---------------------------       -------------------     ---------------------
      Common Stock                   [50,000,000]                $ 0.001

     Preferred Stock                  [2,035,000]                $ 0.001



35,000 shares of the Preferred Stock shall be designated "Series A Preferred Stock." The remaining 2,000,000 shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") as may be permitted by the Law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series (other than the Series A Preferred Stock) subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         The designations and the powers, preferences and relative, participating, optional or other rights of the Common Stock and the Series A Preferred Stock and the qualifications, limitations or restrictions thereof are as set forth in Section B below.



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                  2.       Conversion of Common Stock and Preferred Stock.


         At the time of the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, (a) each outstanding whole share of Old Common Stock shall automatically, without the necessity of any further action on the part of the holder thereof, be changed and reclassified into _____________ shares of Common Stock, and (b) each outstanding share of Old Preferred Stock shall remain outstanding as one share of Series A Preferred Stock. Upon the occurrence of the reclassifications effected by this Section A.2. (the "CONVERSIONS"), each certificate for outstanding shares of Old Common Stock dated prior to the effective date of the Conversions shall evidence, and be deemed to evidence, the number of shares of Common Stock into which the shares previously evidenced by such certificate shall have been reclassified in accordance with this Section A.2., and the Conversions shall become effective in accordance with the terms hereof, whether or not any or all of the certificates evidencing Old Common Stock shall have been surrendered or new certificates evidencing the number of shares of Common Stock into which such shares have been reclassified have been issued in accordance with Section A.3. hereof.

                  3.       Subsequent Reissuance of Certificates.

         Following the occurrence of the Conversions, each holder of shares of Old Common Stock shall either (a) surrender each certificate evidencing any such shares at the office of the Corporation or (b) notify the Corporation that such certificate has been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the reissuance of such lost, stolen or destroyed certificate. The Corporation shall thereupon issue and deliver to such holder a certificate or certificates, in the name shown on such certificate evidencing Old Common Stock, for the number of whole shares of Common Stock into which the shares of Old Common Stock evidenced by the surrendered (or lost, stolen or destroyed) certificate have been reclassified, dated as of the date on which the Conversions become effective. The Corporation shall not be obligated to issue any certificate evidencing shares of Common Stock in connection with the Conversions except in accordance with this Section A.3.

                  4.       Fractional Shares.

         Notwithstanding the foregoing, no fraction of a share of Common Stock shall be issued by virtue of the Conversions, but in lieu thereof, each holder of shares of Old Common Stock who would otherwise be entitled to a fraction of a share of Common Stock (after aggregating all fractional shares of Common Stock to be received by such holder) shall receive from the Corporation an amount in cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the initial price per share to the public in the Corporation's initial public offering of Common Stock.

         B.       Designations and Rights.

         The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:


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         1.       Common Stock.

                  a. Voting Rights: Except as otherwise required by law or expressly provided herein or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation.

                  b. Dividends: Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

                  c. Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall, except as may otherwise be provided in a Preferred Stock Designation, be distributed ratably among the holders of the shares of Common Stock.

         2.       Series A Preferred Stock.

                  a. Rank. As to distributions upon liquidation, dissolution and winding up, the shares of Series A Preferred Stock shall rank senior to the Common Stock.

                  b. Voting Rights. Except as otherwise required by law or expressly provided herein, each share of Series A Preferred Stock shall have no voting rights.

                  c. Dividends. (i) When and as declared by the Corporation's Board of Directors and to the extent permitted under the Law, the Corporation shall pay preferential dividends to the holders of the shares of Series A Preferred Stock as provided in this Section B.2.c. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock shall accrue on a daily basis at 10% per annum (the "Dividend Rate") of the sum of the Liquidation Value (as hereinafter defined) plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such share of Series A Preferred Stock to and including the date on which the Liquidation Value of such share of Series A Preferred Stock (plus all accrued and unpaid dividends thereon) is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities (as hereinafter defined), other than repurchases of Common Stock from employees of the Corporation or a Subsidiary (as hereinafter defined) upon termination of such employee's employment which repurchases in the aggregate do not exceed 5% of the outstanding shares of Common Stock in any fiscal year (or such greater percentage or specific number of shares as the holder or holders of a majority of the shares of Series A Preferred Stock may have approved in writing with respect to any particular fiscal year or in connection with any particular repurchase). The date on which the Corporation initially issues

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any share of Series A Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation, regardless of the number of certificates which may be issued to evidence such share and regardless of the conversion of such shares into shares of Common Stock.

                           (ii)  January 1, April 1, July 1 and October 1 of
each year shall constitute "Dividend Reference Dates" for purposes hereof. To the extent not paid on each Dividend Reference Date, all dividends which have accrued on each share of Series A Preferred Stock during the twelve-month period ending upon each December 31 shall be accumulated and shall remain accumulated and unpaid dividends with respect to such share of Series A Preferred Stock until paid.

                           (iii) Except as otherwise provided herein, if at any
time the Corporation pays less than the
total amount of dividends then accrued with respect to all outstanding shares of Series A Preferred Stock, such payment shall be distributed ratably among the holders of such shares based upon the number of shares of such series held by each such holder.

                           (iv)  The "Liquidation Value" of each share of Series
A Preferred Stock is $1,000,000 (such
amount to be adjusted appropriately in the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number). "Junior Securities" means any equity securities of the Corporation other than the Series A Preferred Stock.

                           (v)   The Corporation shall not permit any entity of
which the Corporation owns, directly or
indirectly, 50% or more of the outstanding capital stock or other interest having voting power or rights to elect a majority of the board of directors or other governing body of such entity (a "Subsidiary") to purchase or otherwise acquire for consideration any shares of equity securities of the Corporation unless the Corporation could, under paragraph (i) of this Section B.2.c., purchase or otherwise acquire such shares at such time and in such manner.

                  d. Mandatory Redemption. (i) The Corporation shall redeem 50% of the outstanding shares of Series A Preferred Stock on the seventh anniversary of the date of issuance of the first share of Series A Preferred Stock ("Issuance Date") and all remaining outstanding shares of Series A Preferred Stock on the eighth anniversary of the Issuance Date (each such redemption date, a "Mandatory Redemption Date").

Each share of Series A Preferred Stock shall be redeemed at a price of $1,000.00 per share (such amount to be adjusted appropriately in the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number) plus all accrued but unpaid dividends thereon to the Mandatory Redemption Date (the "Mandatory Redemption Price").

                           (ii)   Not less than 30 days nor more than 60 days
prior to a Mandatory Redemption Date, written notice (a "Mandatory Redemption Notice") shall be mailed, first class postage prepaid, to each holder of record on such notice date of the Series A Preferred Stock at his post office address last shown on the stock records of the Corporation. A Mandatory

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Redemption Notice shall state: (A) the number of shares of the Series A
Preferred Stock being redeemed from each such shareholder on the Mandatory Redemption Date: (B) what the Mandatory Redemption Date and the Mandatory Redemption Price are; and (C) that the holder is to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

                           (iii)   On or before each Mandatory Redemption Date,
each holder of shares of Series A Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the Mandatory Redemption Price for such shares will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall cause certificates for shares of Series A Preferred Stock not being redeemed to be issued and delivered to the person whose name appears as the owner on the surrendered certificate.

                           (iv)   If a Mandatory Redemption Notice shall have
been duly given, and if on the Mandatory Redemption Date no default is made in the payment of the Mandatory Redemption Price, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after such Mandatory Redemption Date and all rights with respect to such shares shall forthwith after such Mandatory Redemption Date terminate, except only the right of the holders to receive the Mandatory Redemption Price upon surrender of their certificate or certificates therefor (and a certificate for the balance of such shares evidenced by such surrendered certificates which are not being redeemed).

                           (v)    If the funds of the Corporation legally
available therefor shall be insufficient to discharge such redemption requirement in full, funds to the extent legally available for such purpose shall be set aside in the place specified in the Mandatory Redemption Notice. The maximum number of full shares of Series A Preferred Stock that can be redeemed with such funds shall be redeemed ratably from the holders of the Series A Preferred Stock. The Mandatory Redemption Notice shall specify the number of shares of Series A Preferred Stock to be redeemed from each holder. Thereafter, the Corporation shall redeem shares of Series A Preferred Stock ratably from the holders thereof as funds legally available therefor become available and supplementary redemption notices containing information similar to the Mandatory Redemption Notice shall be delivered to holders of Series A Preferred Stock. Such supplementary redemption notices shall specify supplementary redemption dates which shall be not less than 30 nor more than 60 days after the date of such notice. Dividends shall continue to accrue on shares of Series A Preferred Stock at the rate specified herein until funds sufficient to redeem such shares become available, are set aside as aforesaid and a supplementary Mandatory Redemption Notice with respect to such shares is delivered to the holders of such shares.

                           (vi)   (A)   If a Fundamental Change (as hereinafter
defined) is to occur, the Corporation will notify each holder of Series A Preferred Stock in writing of such pending Fundamental Change no less than 35 days prior to the consummation thereof. Such notice will

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describe the material terms and conditions of the Fundamental Change (including, but not limited to, the amount and nature of the total consideration to be paid in connection therewith) and the provisions of this Section B.2.d.(vi) and the Corporation will thereafter give each holder prompt notice of any material changes in such terms. Each holder of Series A Preferred Stock then outstanding may (1) waive such notice or (2) require the Corporation to redeem all or any portion of the Series A Preferred Stock owned by such holder at a price per share of Series A Preferred Stock equal to the Liquidation Value plus all accrued dividends through the redemption date (the "Special Redemption Price"), by giving written notice to the Corporation of such election within 20 days after receipt of notice from the Corporation. Such notice to the Corporation will include an election by such holder of the Series A Preferred Stock to receive such holder's respective Special Redemption Price in cash or in securities from the acquiring person, or in a combination thereof. Any securities to be delivered to the holders of Series A Preferred Stock will be valued at their Market Price (as hereinafter defined). Upon receipt of such election(s), the Corporation will be obligated to redeem the number of shares specified therein at the time of the consummation of such Fundamental Change. If the Fundamental Change does not occur, all requests for redemption will be rescinded. "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked price on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the closing prices quoted in The Nasdaq Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in The Nasdaq Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in The Nasdaq Market or the over-the-counter market, the "Market
Price" will be the fair value thereof reasonably determined in good faith by the Board of Directors of the Corporation.

                  (B) If a Change in Ownership (as hereinafter defined) has occurred or the Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation will promptly notify each holder of Series A Preferred Stock in writing of such Change in Ownership, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. Such notice will describe the material definitive terms and the date of consummation of such Change of Ownership and the provisions of this Section B.2.d.(vi) and the Corporation will thereafter give each holder prompt notice of any material changes in such terms. Each holder of Series A Preferred Stock then outstanding may (1) waive such notice or (2) require the Corporation to redeem all or any portion of the Series A Preferred Stock owned by such holder at a price per share of Series A Preferred Stock equal to the Special Redemption Price, by giving written notice to the Corporation of such election within 20 days after receipt of notice from the Corporation. Upon receipt of such election(s), the Corporation shall be obligated to redeem for cash the aggregate number of shares of Series A Preferred Stock specified therein on the later of
(1) the occurrence of the Change in Ownership or (2) 30 days after the Corporation's receipt of such election(s). If in any case a proposed Change in Ownership does not occur, all elections for redemption in connection therewith will be rescinded.

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




                  (C) The term "Fundamental Change" means (1) a sale or transfer of more than 33-1/3% of the assets of the Corporation on a consolidated basis in any transaction or series of related transactions (other than sales in the ordinary course of business) or (2) merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own immediately following the merger, consolidation or reorganization the Corporation's outstanding capital stock (on a fully diluted basis) having a majority of the ordinary voting power to elect the Corporation's board of directors. The term "Change of Ownership" means any sale, issuance or redemption or series of sales, issuances or redemptions (or any combination thereof) of shares of the Corporation's capital stock by the holders thereof or the Corporation which results in any person or group of affiliated persons (other than the owners of the Corporation's capital stock as of immediately prior to any such transaction) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the members of the Corporation's Board of Directors.

                  (D) If and to the extent that applicable law or any other restriction prohibits the payment to the holders of Series A Preferred Stock of all or any portion of the amounts required to be paid under Section B.2.d.(vi)(A) or (B) above, such unpaid amounts will be paid to the holders of Series A Preferred Stock by the person (other than the Corporation) who is a party to the Fundamental Change or Change of Ownership upon the closing thereof or on such other date determined pursuant to Section B.2.d.(vi)(B) hereof by purchase of such shares of Series A Preferred Stock under an agreement which will provide that such purchased shares will be cancelled effective upon such purchase. In the event the full amount of any payment hereunder is not paid to the holders of Series A Preferred Stock upon or immediately prior to such closing or other date in accordance herewith, then the entire amount payable in respect of the Fundamental Change or Change of Ownership will be distributed ratably among the holders of Series A Preferred Stock in proportion to the aggregate redemption price to be paid to each holder.

                  (E) In the event that the requirements of Sections B.2.d.(vi)(A), (B) and (D) above are not complied with, the Corporation will either:

                  (1) cause the closing of the Fundamental Change or Change of Ownership to be postponed until such time as the requirements of Sections B.2.d.(vi)(A), (B) and (D) above have been complied with; or

                  (2) cancel such Fundamental Change or Change of Ownership, in which event the rights, preferences and privileges of the holders of Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Sections B.2.d.(vi)(A) or (B) above.

         e.       Optional Redemption.

         (i) The Corporation may, at its option at any time, redeem all, or any number less than all, of the outstanding shares of Series A Preferred Stock on any date selected for such

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



redemption by the Corporation (each such date an "Optional Redemption Date"). Each share of Series A Preferred Stock shall be redeemed at a price of $1,000.00 per share (such amount to be adjusted appropriately in the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number) plus all accrued but unpaid dividends thereon to the Optional Redemption Date (the "Optional Redemption Price").

         (ii) Not less than 30 days nor more than 60 days prior to an Optional Redemption Date, written notice (an "Optional Redemption Notice") shall be mailed, first class postage prepaid, to each holder of record on such notice date of the Series A Preferred Stock at his post office address last shown on the stock records of the Corporation. An Optional Redemption Notice shall state:
(i) the number of shares of the Series A Preferred Stock being redeemed from each such stockholder on such Optional Redemption Date; (ii) the Optional Redemption Date and the Optional Redemption Price; and (iii) that the holder is to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

         (iii) On or before each Optional Redemption Date, each holder of shares of Series A Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Optional Redemption Notice, and thereupon the Optional Redemption Price for such shares will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall cause certificates for shares not being redeemed to be issued and delivered to the person whose name appears as the owner on the surrendered certificate.

         (iv) If an Optional Redemption Notice shall have been duly given, and if on the Optional Redemption Date no default is made in the payment of the Optional Redemption Price, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after such Optional Redemption Date and all rights with respect to such shares shall forthwith after such Optional Redemption Date terminate, except only the right of the holders to receive the Optional Redemption Price upon surrender of their certificate or certificates therefor (and a certificate for the balance of such shares evidenced by such surrendered certificates which are not being redeemed).

         (v) Until such time as the Corporation has closed a public offering of its equity securities pursuant to a registration statement declared effective by the Securities and Exchange Commission, the Corporation shall not redeem under this section B.2.e, in the aggregate, more than 10,000 shares of Series A Preferred Stock (such number to be adjusted appropriately in the event shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number).

         f. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, the amount of $1,000.00 per share (such amount to be adjusted proportionately in

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



the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number), plus all accrued and unpaid dividends to which such holders shall be entitled pursuant to Section B.2.c. hereof, before any payment or distribution shall be made on any Junior Securities. For purposes of this Section B.2.f., the merger or consolidation of the Corporation or the sale of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. After the payment to the holders of the shares of the Series A Preferred Stock of the full preferential amounts provided for in this Section B.2.f, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be distributed ratably in accordance with the amount payable with respect to each share.

         g.    Events of Noncompliance.

         (i) The occurrence of any of the following events shall be an Event of Noncompliance under this Second Amended and Restated Certificate of
Incorporation:

                           (1) any material default with respect to the
performance or observance of any of the material covenants or agreements of the Corporation contained in this Second Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation or any agreements entered into in connection with the issuance of shares of Series A Preferred Stock, and such default shall not be cured within thirty (30) days of notice being given to the Corporation;

                           (2) a receiver, conservator, custodian, liquidator or
trustee of the Corporation or any Subsidiary or of all or any of the assets of any of them, is appointed by court order; or an order for relief is entered under the federal bankruptcy laws with respect to the Corporation or any Subsidiary; or any of the assets of any of them is sequestered by court order;

                           (3) the Corporation or any Subsidiary files a
petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                           (4) the Corporation or any Subsidiary makes an
assignment for the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay, its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the Corporation or any Subsidiary, or all or any part of the assets of any of them.

         (ii) If an Event of Noncompliance has occurred, the holder or holders of a majority of the shares of the Series A Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all of such shares of Series A Preferred

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Stock at a price per share equal to $1,000.00 per share (such amount to be adjusted proportionately in the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number) plus all accrued but unpaid dividends thereon through the date of redemption. The Corporation shall give prompt written notice of such election to the other holders of such shares of Series A Preferred Stock (but in any event within five days after receipt of the initial demand for redemption of the Series A Preferred Stock). The Corporation shall redeem the Series A Preferred Stock within 30 days after receipt of the demand for redemption to the fullest extent possible based upon the amount of funds which can then be legally applied for such redemption, and if such obligation is not met in full within such 30 days, such obligation shall continue to be discharged as promptly as legal funds become available therefor until the obligation is discharged in full.

         (iii) After any Event of Noncompliance specified in Section B.2.g.(i) above has occurred, any holder of Series A Preferred Stock may proceed to protect and enforce such holder's rights either by suit in equity or by action of law, or both, whether for the specific performance of any covenant or agreement contained in this Second Amended and Restated Certificate of Incorporation, or the Corporation's By-Laws, or in aid of the exercise of any power granted in any agreements entered into in connection with the issuance of shares of Series A Preferred Stock, this Second Amended and Restated Certificate of Incorporation or the Corporation's By-Laws, or to enforce exercise of any power granted in this Second Amended and Restated Certificate of Incorporation, or the Corporation's By-Laws, or to enforce any other legal or equitable right or remedy of such holder.

         (iv) No failure to exercise or delay in the exercise of any right, power or remedy accruing to any holder of Series A Preferred Stock upon any Event of Noncompliance hereunder or other breach or default of the Corporation under this Second Amended and Restated Certificate of Incorporation, the Corporation's By-Laws, or any agreements entered into in connection with the issuance of Series A Preferred Stock, shall impair such right, power or remedy of such holder or shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         (v) All remedies, under either this Second Amended and Restated Certificate of Incorporation, or the Corporation's By-Laws, or by law or otherwise afforded to any holder of Series A Preferred Stock by agreement or otherwise shall be cumulative and not alternative.


                                    ARTICLE V

         The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than three
(3) nor more than nine (9) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. As of the date of filing of this Second Amended and Restated Certificate of Incorporation, the number of directors shall be five (5) and shall consist of the following persons: William R. Voss, Roger S. McEniry, David S. Katz, Timothy J. Healy and Lawrence A. Del Santo.

         The directors shall be divided into three classes, Class I, Class II and Class III with each class having either one, two or three members. As of the date of filing of this Second Amended and Restated Certificate of Incorporation, Class I shall consist of [DAVID S. KATZ]. As of the date of filing of this Second Amended and Restated Certificate of Incorporation, Class II shall consist of the following directors: [MESSRS. HEALY AND DEL SANTO]. As of the date of filing of this Second Amended and Restated Certificate of Incorporation, Class III shall consist of the following directors: [MESSRS. MCENIRY AND VOSS]. The term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1999, 2000 and 2001, respectively. Beginning in 1999, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors, shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until his or her successor shall be elected and qualified subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise provided by law, directors may only be removed for cause by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Corporation entitled to vote at an election of directors. Except as required by law or the provisions of this Second Amended and Restated Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation and any Preferred Stock Designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V.

         Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this
Article V.


                                   ARTICLE VI

         A. Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation shall be effected only at a duly called annual or special meeting of stockholders of the Corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to
Section 228 of the Law or any other provision of the Law.

         B. Special Meetings. Special meetings of stockholders of the Corporation may be called only upon not less than ten (10) nor more than sixty
(60) days' written notice by the Board of Directors, pursuant to a resolution approved by a majority of the Board of Directors.

         C. Amendment. Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.


                                   ARTICLE VII

         In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation. The By-laws of the Corporation may be altered, amended, or repealed, or new By-laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least eighty percent (80%) of the voting power of the shares of the Corporation entitled to vote generally in the election of directors at an annual or special meeting of stockholders, provided that, if such alteration, amendment, repeal or adoption of new By-laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting.


                                  ARTICLE VIII

         A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that such director, or any firm of which such director is a member or any corporation of which such director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the Law for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


                                   ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

                                    ARTICLE X

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Law, order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths (3/4) of the value of the creditors or class of creditors and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as a consequence of such compromise or arrangement, said compromise or arrangement of said reorganization shall, if sanctioned by the Court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                   ARTICLE XI

         The Board of Directors of the Corporation may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.


                                   ARTICLE XII

         A.    Indemnification of Officers and Directors: The Corporation shall:

         1. indemnify, to the fullest extent permitted by the Law, any present or former director of the Corporation and any present or former officer, employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, is or was an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

         2. indemnify any present or former director of the Corporation and any present or former officer, employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by a resolution of the Board of Directors, is or was an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to, the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

         3. indemnify any present or former director or officer or any present or former employee or agent of the Corporation selected by the Board of Directors for indemnification, such selection to be evidenced by an indemnification agreement, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XII.A.1. and 2., or in defense of any claim, issue or matter therein; and

         4. make any indemnification under Article XII.A.1. and 2. (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article XII.A.1. and 2. Such determination shall be made, with respect to a person who is an officer or director at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even if less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation; and

         5. pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise ("Proceedings"), initiated or brought voluntarily by such director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XII, unless a court of competent jurisdiction determines that each of the material assertions made by such director or officer in such Proceedings were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify such director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

         6. not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XII as exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement or vote of stockholders or disinterested directors, or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

         7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII; and

         8. deem the provisions of this Article XII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article XII is in effect, and any repeal or modification of this Article XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article XII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other corporation (the "Second Corporation") which shall merge into or consolidate with the Corporation when the Corporation shall be the surviving or resulting corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the Law only at the discretion of the board of Directors of the Corporation; and

         9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall inure to the benefit of the heirs, executors and administrators of such a person.

         B. Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Law is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Law. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


         IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its President on _________ ___, 1998.




                                      NATURAL NUTRITION GROUP, INC.
                                      (F/K/A INTREPID FOOD HOLDINGS,
                                      INC.)


                                      By:
                                         -------------------------------------
                                         William R. Voss
                                         President and Chief Executive Officer